Exhibit 10.7

NON-EXCLUSIVE DISTRIBUTOR AGREEMENT BETWEEN POLYBRITE INTERNATIONAL, INC. AND LED LIGHTING COMPANY

This Agreement is made and entered into as of the 30th day of May 2013 (the "Effective  Date") by and between PolyBrite International, Inc., a corporation duly organized and existing under the laws of the State of Illinois and having its principal place of business at 1751 W. Diehl Road, Naperville, Illinois 60563 ("Manufacturer"),  and LED Lighting Company, a corporation duly organized and existing under the laws of the State of Delaware,  having its principle place of business at 4000 Bridgeway, Suite 400, Sausalito, California 94965("Distributor").

RECITALS

WHEREAS,   Manufacturer   is  engaged  in  the  business  of  manufacturing,   marketing,   selling   and maintaining  solid state lighting  systems  utilizing unique and proprietary  high-intensity  lighting  systems  and light emitting diodes (LED), including without limitation, lighted safety wear, signage/accent lighting systems, decorative  and  general  illumination  (the "Products").  The Products of the Manufacturer to be sold by the Distributor include all of PolyBrite's companies and divisions, including but not limited to Borealis, PolyBrite Lighted Pet Products and PolyBrite Lighted Safety Products.

WHEREAS, Manufacturer desires to enter into a distribution agreement with Distributor for the purpose of developing distribution and sales channels for Manufacturer's products on the terms and conditions set forth in this Agreement.

TERMS  AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

NON-EXCLUSIVE DISTRIBUTORSHIP

1.1   Subject to the terms and conditions contained herein, Manufacturer grants to Distributor, and Distributor hereby accepts, the rights and responsibilities of a non-exclusive distributor of all products and services manufactured, distributed or sold by Manufacturer.

1.2

Distributor understands and agrees that Distributor's right to sell the Products is a non-exclusive right.

1.3

The term "non-exclusive" means that Manufacturer is able to appoint any other person, company or entity to sell the Products while such non-exclusivity remains in effect hereunder.

1.4

Manufacturer may at any time hire its own employees to market, promote and sell the Products.

2.

COMPETING PRODUCTS

Manufacturer agrees that during the term of this Agreement, Distributor may market, sell distribute, manufacture, develop and/or help develop products which are either directly or indirectly competitive with the Products.

3.

APPOINTMENT OF SUBDISTRIBUTORS

Distributor and Manufacturer shall mutually agree on the appointment of any sub-distributors m connection with the performance of this Agreement.

4.

DISTRIBUTOR NOT MADE AN AGENT

Each party is an independent contractor and is not an agent, employee or legal representative of the other party under this Agreement. There is no agency, partnership, joint venture, franchise or any other relationship between the parties except that of a non-exclusive distributorship relationship. All persons engaged by a party shall be that party's employees, legal representatives or agents but not those of the other party.   Distributor is not authorized to enter into any contracts or to create any obligations, commitments or responsibilities (expressed or implied) on behalf of, or in the name of Manufacturer, or to bind Manufacturer in any manner whatsoever, without the prior written approval of Manufacturer in each instance.   Any contracts or commitments entered into by Distributor without such written consent shall not be binding on Manufacturer.

5.

DISTRIBUTOR RESPONSIBLITIES

In addition to the duties and responsibilities outlined elsewhere in this Agreement, Distributor agrees as follows:

5.1      Distributor shall exercise its commercially reasonable efforts, skill and attention, and devote such time as may be reasonably necessary to actively market and promote the sale and acceptance of the Products, including attending trade shows, and to abide by Manufacturer's policies as they are communicated to Distributor from time to time.   If Distributor publishes a catalog, Distributor agrees to include Products in at least one of its catalogs annually.  If Distributor displays its merchandise on an internet webpage, Distributor agrees to include the Products on that same webpage. Distributor will conduct all of its business in its own name and as it deems fit, as long as it is not in derogation of Manufacturer's interest.

5.2      Distributor will inform Manufacturer as soon as possible of possible infringement by any person or entity of Manufacturer's proprietary interests.

5.3      Distributor shall furnish customers and potential customers with such approved advertising, promotional and informational materials as necessary.   Brochures and materials may be provided by the Manufacturer to the Distributor.

5.4      Distributor agrees to follow up on all complaints and requests for repair or service made by customers and advise Manufacturer of the nature and specifics of the complaint or request within five (5) business days after having received such complaint or request.   Distributor shall cooperate fully with Manufacturer in dealing with said customer complaints.

5.5      Both parties agree to indemnify and hold harmless the other from any and all liability under laws relating to its employees.

5.6      If so requested by Manufacturer, Distributor shall provide adequate financial information on a confidential basis or in the alternative, credit references satisfactory to Manufacturer to assure Manufacturer of Distributor's financial capability to conduct its ongoing business.

5.7       Distributor  shall  provide  and  maintain,  at  Distributor's  own  expense,  facilities  and  qualified personnel sufficient to fulfill all Distributor's  obligations hereunder.

5.8       Distributor  shall  provide  Manufacturer  with  such  reports  as  Manufacturer  may  reasonably request with respect to Distributor's  overall sales and inventory of the Products.

5.9       Distributor agrees at all times to comply with all United States laws and regulations, as they may exist from time to time.  Distributor further agrees to avoid activities or practices that may injure the reputation of Manufacturer or Manufacturer's Products.

5.10     Distributor  and Manufacturer  shall meet quarterly to discuss  estimates  of future  demand  and sales projections.

5.11     Distributor shall discuss with Manufacturer the production lead-times and inventory required to service future demand estimates as described in Section 5.10.

6.

RESTRICTIONS ON DISTRIBUTOR

6.1      Distributor represents and warrants that Distributor's execution of and performance under this Agreement does not and will not conflict with and will not result in a breach of or constitute a default under any prior agreement or understanding that Distributor may have with any other business entity, customer or account. Distributor  agrees  to  defend,  indemnify  and  hold  harmless  Manufacturer  against  any  losses,  damages  and expenses arising out of or in connection with any claim made by third parties against Manufacturer for personal injury or damaged property  based on any act or failure to act on the part of the Distributor or Distributor's agents,  employees  or  affiliates  or  any  unauthorized  representation  or  warranty  made  by  Distributor  or Distributor's agents, employees or affiliates with respect to the Products.

6.2       Distributor shall comply with all regulations applicable to the Products.  Distributor will make no written or oral promises, representations or warranties to any other customer or prospective customer other than those promises, representations or warranties contained in this Agreement and other agreements and documents provided by Manufacturer to Distributor for the marketing and promotion of the sale of Products.   Distributor shall  not,  in  any  way,  misrepresent  the  nature  or  indications  for  the  use  of  the  Products.    Furthermore, Distributor shall not, without prior written approval of Manufacturer, modify or alter any of the Products. Distributor  shall  indemnify  and  hold  Manufacturer  harmless  for  any  claim  or  infringement,  or  breach  of warranty based on the use of any Product which has been modified or altered by Distributor.

6.3

Distributor shall not remove, cover, change or add to the labels affixed by Manufacturer  to the

Products without first receiving Manufacturer's written approval.

6.4       Distributor, Distributor's  agents and employees, shall not make any statements, representations, warranties  or  advertisements  concerning  the Products  or  their  effectiveness  which  exceed  in scope  or  are different in meaning from the statements made by Manufacturer in its own literature.

6.5       Distributor will not use the name "PolyBrite" or "Borealis", or any part thereof, or any or all parts of the trade name of the Products as Distributor's firm, trade or corporate name without the prior expressed written consent of Manufacturer.

7.

MANUFACTURER RESPONSIBLITIES

7.1       So long as Distributor is in full compliance with the terms of this Agreement, Manufacturer will sell to Distributor at quoted price, as applicable, in effect at the time of Manufacturer's receipt and acceptance of a purchase order and subject to Manufacturer's rights under Section 12.1.

7.2      Manufacturer  agrees  not  to  quote,  sell  to  nor  solicit  customers  or  projects  identified  by Distributor, nor share any information related to Distributor's sales efforts with any outside party that might compete with Distributor.

7.3

   Manufacturer shall use commercially reasonable efforts to ship Products in a timely matter.

7.4      Manufacturer shall provide, at no charge, a reasonable initial supply of brochures, specification sheets, videotapes or other promotional materials. Upon written request from Distributor, Manufacturer shall provide electronic master files of said material for Distributor to reproduce.

7.5      Manufacturer will furnish information to aid in the orientation and training of Distributor's service and sales personnel.

7.6       Manufacturer agrees to defend, indemnify and hold harmless Distributor and its affiliates and each of their respective officers, directors, members, managers, employees and agents (each, an "Indemnitee") against any losses, damages and expenses arising out of or in connection with any claim made by third parties against an Indemnitee for personal injury or damaged property, based on the operation of the Products, as long as the Products are used in conformance with the authorized claims, specifications and directions of the Manufacturer.

8.

PURCHASE ORDERS

8.1      No purchase orders of Distributor shall be binding upon Manufacturer until accepted by an authorized agent of Manufacturer in writing at its general office in Naperville, Illinois.  Manufacturer agrees to confirm receipt and accept or reject a Purchase order within five (5) days of receipt. Except as otherwise agreed in writing by Manufacturer, an order may not be canceled by Distributor after it has been accepted by Manufacturer.

8.2      All sales of Products by Manufacturer to Distributor hereunder shall be subject to the provisions of this Agreement when or if there is a conflict with the terms and conditions contained in any purchase order of Distributor or confirmation of Manufacturer, except insofar as any such purchase order or confirmation establishes (a) the quantity of Products to be sold or (b) the shipment date of Products, (c) price of Products and (d) terms of payment.

8.3      If  Distributor  shall  default  in  any  payment due  Manufacturer or  if  Distributor's  financial condition shall at any time seem to be inadequate, Manufacturer shall have the right to cancel any orders, delay any shipments to Distributor until payment is made or assurances required by Manufacturer are received, or terminate this Agreement in accordance with Section 22.

8.4      All orders by Distributor for Products shall be subject to such reasonable allocation as, in the sole judgment of Manufacturer, may be necessary or equitable in the event of any shortages of the Products at any time.

9.

FORCE MAJEURE

Neither Manufacturer nor Distributor assume any liability and shall not be liable for any delay in performance of its obligations hereunder caused in whole or in part, directly or indirectly by strikes, lockouts or any other labor troubles, fires, floods, earthquakes, explosions, acts of God, accidents, wars, riots, revolutions, embargoes,  changes  in  statutes  or  government  regulations,  or  any  act  or  order  of  any  government  or governmental  agency,  delay  in delivery  of  raw  material,  parts, or completed  merchandise,  by  the supplier thereof or any other cause beyond the control of or occurring without the fault of Manufacturer.

10.

PURCHASES

10.1

After a reasonable period of time, Distributor and Manufacturer shall mutually discuss possible minimum purchase obligations.

11.

SHIPMENT OF THE PRODUCTS

11.1    All Products sold by Manufacturer to Distributor hereunder will be shipped by Manufacturer F.O.B. Manufacturer's loading dock ("Shipping Point").  Manufacturer shall notify Distributor of any changes to the Shipping Point within fifteen (15) days prior to any change.

11.2    Distributor shall assume all risk of loss for Products upon proof of delivery by Manufacturer of the Products to the Shipping Point.

11.3

Distributor will pay all1oading, freight, duties, shipping, insurance, forwarding and handling charges, taxes, storage and all other charges applicable to the Products after they are delivered by Manufacturer to the Shipping Point.

12.

FAVORED CUSTOMER PRICES AND PAYMENT

12.1     Manufacturer agrees to sell the Products to Distributor F.O.B. Shipping Point at quoted prices. Distributor shall be given thirty (30) days written notice prior to the effective date of any change in the price of the Products quoted. Manufacturer agrees that, subject to the exceptions below, it shall not sell Products to any entity at prices or on terms more favorable than those offered and/or otherwise made available to Distributor with respect to sales initiatives, commissions, allowances, rebates and incentives (the "Favored Pricing"). Specifically excluded from this Favored Pricing provision are Manufacturer's sales to governmental entities and agencies, whether required by law or contract.

12.2

Manufacturer and Distributor will discuss terms of payment on a project by project basis.

13.

RETURNED GOODS POLICY

13.1     All returns must   be authorized   in writing,   e-mail or fax  by Manufacturer's authorized representative prior to the return of the Products, freight prepaid.

13.2     Products  are  not  returnable  unless  Manufacturer  determines  if  upon  inspection  that,  such Products deviated from its standards or were defective when shipped.  If Distributor disputes Manufacturer's determination  as  to  deviation  or  defect,  the  Parties  will  negotiate  in  good  faith  to  reach  an  acceptable conclusion.

13.3     In the event of a return of Products to Manufacturer by Distributor  pursuant  to Section  13.2 above, Manufacturer  shall within ten (10) days of such return either (i) replace the defective products free of charge or (ii) refund the amount of the purchase price paid to the Manufacturer for such Products, along with any freight charges paid by Distributor.  Notwithstanding the foregoing, if the Distributor's customer rejects the product for a valid reason and is not willing to accept the replacement, then the Manufacturer  will refund in cash  the amount  of the  purchase  price  paid to the Manufacturer  for such  Products,  along  with  any freight charges paid by the Distributor.

14.

TRADEMARKS AND TRADE NAMES

Manufacturer licenses Distributor to use its trade names and trademarks on Manufacturer's products. Distributor concedes and recognizes the rights of the Manufacturer to its company names, trade names and trademarks and acknowledges it has no right to the company names, trademark or trade name used or affixed to any other Products, except that Distributor, may refer to any such trademark or trade name in advertising and promoting  the sale  of  Products  so long  as such  reference  complies  with  Manufacturer's rules  and policies governing the use of any such trademark or trade name communicated to Distributor by Manufacturer in this Agreement.

15.

DISCLAIMER OF WARRANTY

All Products shall be warranted by Manufacturer only in accordance with the terms set forth in the Manufacturer warranty as the same as included in Product packaging and as it may change from time to time at Manufacturer's sole discretion.  Distributor may not alter or modify that warranty.  Replacement or refund shall be the exclusive remedy for the breach of Manufacturer's warranty.   Distributor shall notify Manufacturer of any claimed defect and shall include model and lot number of each Product (number and date of invoice can be provided if readily available).   If the Products are to be returned to Manufacturer, written authorization and shipping instructions shall be transmitted to the Distributor.   If the defect is the result of improper storage or damage  by  Distributor,  all  necessary  expenses  shall  be  borne  by  Distributor.    Any Products returned to Manufacturer for replacement shall become the property of Manufacturer.

EXCEPT AS EXPRESSLY PROVIDED HEREIN, MANUFACTURER DOES NOT MAKE ANY REPRESENTATIONS  OR WARRANTIES IN CONNECTION WITH THIS AGREEMENT, EXPRESS, STATUTORY,  IMPLIED, OR OTHERWISE,  AND HEREBY DISCLAIMS  AND EXCLUDES  ANY AND ALL OTHER  REPRESENTATIONS  AND WARRANTIES,  INCLUDING  ANY IMPLIED  WARRANTIES AND CONDITIONS  OF MERCHANTABILITY,  FITNESS FOR A PARTICULAR PURPOSE,  AND NON INFRINGEMENT.

16.

WARRANTY CREDIT

In order that Manufacturer may make accurate warranty representations and in order to promote the goodwill of Manufacturer, Distributor shall credit its customer's account for the amount of Distributor's mark up, in addition to Distributor's costs whenever Manufacturer credits Distributor's account in fulfillment of a warranty obligation or in the case of a Product recall by Manufacturer or advisory by Manufacturer.

17.

RECALL

17.1    Notwithstanding anything in this Agreement to the contrary, Manufacturer shall have the right to manage any recall and the obligations of the parties in Sections 17.2 and 17.3 are subject to such right.

17.2     If, in the judgment of Manufacturer, any Product defect or any government action requires  a recall of, or the issuance of an advisory letter regarding, any Product, Manufacturer may undertake such recallor issue such advisory letter.  Manufacturer shall notify Distributor in a timely manner prior to making any recall or issuing any advisory letter. The parties shall endeavor to reach an agreement prior to making any recall or issuing any advisory letter regarding the manner, text and timing of any publicity to be given such matters in time to comply with any applicable legal or regulatory requirements, but such agreement shall not be a precondition to any action that Manufacturer deems necessary to protect users of the Products or to comply with any applicable governmental orders or mandates.

17.3    Parties agree to provide reasonable assistance to one another in the event of any recall or issuance of any advisory letter. Manufacturer shall promptly pay or reimburse Distributor for the reasonable costs of effecting such recall or issuing such advisory letter, including costs related to return of recalled Products and refunding to Distributor the purchase price paid by Distributor for recalled Products, including applicable Products in Distributor's inventory; provided, however, that to the extent such recall or the issuance of such advisory letter results from an act or omission of Distributor, Distributor shall be responsible for the costs of effecting such recall or issuing such advisory letter, including costs related to return of recalled Products, to the extent such recall or the issuance of such advisory letter results from the act or omission of Distributor.

18.       PATENT INFRINGEMENT

18.1    If a patent infringement action is commenced or threatened against Manufacturer as to any Product and Manufacturer elects to, as a result, discontinue the sale of any particular Product, Distributor shall discontinue its effort to market, promote and/or sell said Product immediately upon receipt of written notice thereof from Manufacturer and Manufacturer agrees to have all particular Product returned for cash credit.

18.2    Distributor shall promptly notify Manufacturer in the event Distributor becomes aware of any activities of a third party that may constitute infringement of Manufacturer's patents or pending patents on the Products.

18.3    Manufacturer shall defend, indemnify and hold each Indemnitee harmless for all claims, actions, suits, costs, expenses, damages, including reasonable attorneys’ fees and payments, as a result of such claim of infringement or misappropriation of any patent, trademark or other intellectual property right, by reason of the use or sale of any Products sold to Distributor under this Agreement, as long as Distributor did not alter or change any aspect of the Products without written consent by Manufacturer.  Manufacturer shall have total control over the defense, negotiation, and settlement of each case.  Additionally, Distributor shall cooperate with Manufacturer in such defenses, negotiation, or settlement as requested by Manufacturer and Manufacturer agrees to reimburse each Indemnitee for any and all costs related to said defenses, negotiation and/or settlement.

19.       CONFIDENTIAL INFORMATION

Distributor specifically agrees that during the term of this Agreement and for a period of three (3) years after the termination of this Agreement, to keep confidential and not to disclose to others, any and all technical trade secrets, and other information made available to it by Manufacturer.  Upon the written request of Manufacturer, or in the event of the expiration or other termination of this Agreement, Distributor shall promptly destroy or return all such confidential and proprietary information to Manufacturer. Distributor agrees not to use such confidential or proprietary information of Manufacturer except in conjunction with the purposes of this Agreement.   Distributor agrees to maintain as confidential any written information regarding Manufacturer, its products, customers, pricing and trade secrets which it may gain access to by virtue of this Agreement. If a Non-Disclosure and Non-Competition Agreement has been executed between the parties hereto, then this Section 19 shall be subject to the terms and conditions of the Non-Disclosure and Non Competition Agreement.

20.

ASSIGNABILITY/CHANGE IN OWNERSHIP

This Agreement  is personal to Distributor  and may not be sold, assigned, delegated  or transferred  (in whole or in part) by Distributor,  except to any subsidiary or holding corporation  of Distributor,  without  the written  consent  of  Manufacturer.    Manufacturer  may  assign  this  Agreement  to  any  subsidiary  or  holding corporation,  or to any entity purchasing control of Manufacturer.   In the event of a merger, consolidation, or sale of all or substantially all of the assets of Manufacturer or Distributor, as the case may be, the successor entity will assume the rights, duties and liabilities of Manufacturer or Distributor, as the case may be; and the other party will remain bound by the terms of this Agreement.

21.

NOTICE

All notices under this Agreement shall be in writing, and may be delivered by hand or sent by facsimile or by registered mail, return receipt requested.   Notices shall be given, mailed, or sent to the parties at the following addresses:

If to Distributor:

  LED Lighting Company

4000 Bridgeway, Suite 400

Sausalito, California 94965

Attn:   Chief Executive Officer

If to Manufacturer:

PolyBrite International, Inc.

1751 West Diehl Road, Suite 110

Naperville, Illinois 60563

Attention:  Chief Operating Officer

With a copy to:

PolyBrite International, Inc.

 1751 West Diehl Road, Suite 110

Naperville, Illinois 60563

Attention:  Legal Department

22.

TERM AND TERMINATION

22.1     This  Agreement  shall  commence  immediately  upon  the  Effective  Date  and,  unless  sooner terminated by either party as provided herein, shall continue for a period of five (5) years from the Effective Date, and shall automatically renew every twelve (12) months thereafter unless one party provides written notice to the other party of their election not to renew the Agreement and such notice is delivered at least sixty (60) days prior to the expiration of the then current term.

22.2     Either party may terminate this Agreement by giving at least thirty (30) days written notice to the other party of any material breach, including without limitation, Distributor's failure to pay for Products in accordance with Section 12, provided that as of the expiration of said thirty (30) day period such breach remains uncured.

22.3     Either party may terminate this Agreement immediately upon written notice to the other party if the other party shall:   (i) file a voluntary petition in bankruptcy or be the subject of an involuntary petition in bankruptcy which is not dismissed within thirty (30) days of the date of filing;  (ii)  be voluntary or involuntary dissolved; or  (iii)  have a receiver, trustee or other court officer appointed for its property in connection with any such bankruptcy proceeding, liquidation or insolvency proceeding.

22.4     Manufacturer or Distributor may terminate this Agreement (the "Terminating Company"), at any time, with immediate effect, upon written notice, in the event of fraud, misconduct, or malfeasance on the part of  the  other  party,  if  such  act  can  reasonably  be  expected  to  have  an  adverse  effect  on  the  Terminating Company's  business.

22.5

Notwithstanding  anything  contained  herein  to  the  contrary,  Section  2,  7.6, 18, 19  and  23  of  this Agreement shall survive termination of this Agreement and shall remain in full force and effect.

23.

OBLIGATIONS ON TERMINATION AND EXPIRATION

23.1     Upon   termination   of   this   Agreement,   Distributor   will   promptly   destroy   or   return   all documentation and proprietary information in its possession to Manufacturer.

23.2     Distributor shall discontinue representing or advertising that it is a distributor of Manufacturer, and Distributor  shall not thereafter solicit or attempt to solicit business on behalf of Manufacturer  or in any other manner, act or attempt to act as Manufacturer's  distributor or disclose to any third party or otherwise use any  of  the  materials  and  proprietary  information  or  any  other  information  concerning  the  business  of Manufacturer, including but not limited to any sales or advertising materials.  Distributor shall forthwith return all such data and any copies thereof to Manufacturer.

23.3     Upon termination of this Agreement for any reason, Manufacturer shall have the right, but not the obligation, to repurchase all or part of the inventory of the Products held by the Distributor or its affiliates. The price for inventory to be repurchased by Manufacturer pursuant  to this section shall be the cost thereof actually  paid  by  the  Distributor  to  Manufacturer.   With  respect  to  any  quantities  not  repurchased   by Manufacturer,  the Distributor  shall  have  the  right  to sell  such  inventory  of  the Products,  in its  usual  and customary manner, in the ordinary course of business, for a period of ninety (90) days following termination of this Agreement and notwithstanding such termination the terms and conditions of this Agreement shall apply to such sales.

23.4     Expiration or termination of this Agreement shall not affect the rights or remedies of either party against the other party which may have accrued prior to the expiration and termination.

23.5     This Agreement will inure to the benefit of, and be binding upon, the parties and their respective heirs, executors, administrators, successors and permitted assigns.

24.

WAIVER OF BREACH

The waiver or failure of either party to enforce the terms of this Agreement in one instance shall not constitute a waiver of said party's rights under this Agreement with respect to other violations.

25.

REMEDIES

The parties agree that money damages may not be an adequate remedy for any breach of this Agreement and that, in addition to any other relief afforded by law, each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.   Injunctive relief is especially agreed to by the parties as appropriate in any breach of Sections 2 and 19 of this Agreement.  The parties further agree that all remedies made available by any provision of this Agreement shall be proper modes of relief and are not to be considered mutually exclusive remedies of one another.  In the event any litigation or controversy arises out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party or parties, in addition to any actual damages sustained, its reasonable costs and expenses, including without limitation, reasonable attorney's fees and costs.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY LEGAL THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR ANY DAMAGES FOR LOSS OF PROFITS, REVENUE OR BUSINESS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

26.

ACTION FOR BREACH

The time within which Distributor may bring an action for breach of this Agreement shall be one year from the date of such breach. No action by Distributor may be commenced after that one year period.

27.

CHOICE OF LAW AND FORUM SELECTION

This Agreement shall be governed by, construed and interpreted according to the substantive law (and not the law of conflicts) of the State of Illinois in the United States of America, the state in which this Agreement is deemed to have been executed and delivered. Said Illinois law shall govern this Agreement in all respects as to its validity, interpretation, construction and enforcement, and all aspects of the relationship between the parties hereto.  Any disputes arising under or in connection with this Agreement shall be litigated, if at all, solely in a court of general jurisdiction located in Cook County, Illinois or the federal court located in Cook County, Illinois, and jurisdiction is hereby conferred upon such courts.  In connection therewith, each party hereby agrees to submit to the jurisdiction of such courts and to waive any possible defense of forum non conveniens and/or lack of personal jurisdiction before such court.  THE UNITED NATION'S CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS SHALL NOT GOVERN THIS CONTRACT.

28.

DISPUTE RESOLUTION

Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the matter has been submitted to JAMS for mediation. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, neither party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or 45 days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the parties so desire. The provisions of this Clause may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

29.       JOINT PREPARATION AND WARRANTY

The parties  intend  and agree that this Agreement  shall not be construed  against  either party  as the drafter,  preparer,  or  proposer  of  any  language  herein.    The  parties  agree  that  the  persons  executing  this Agreement on their behalf are authorized to do the same.

30.       SEVERABILITY

All provisions of this Agreement are intended to be interpreted and construed in a manner to make such provisions valid and enforceable.    In the  event  that  any  one  or  more  of  the  provisions  contained  in  this Agreement shall be held to be invalid, illegal or unenforceable, in any respect under any law, such provision(s) shall be deemed severable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, prejudiced or impaired thereby.  If there is a conflict between any part of this Agreement and any present or future law, this Agreement shall be curtailed only to the extent necessary to bring it within the requirements of that law.

31.       ENTIRE AGREEMENT I AMENDMENTS

This Agreement and attached schedule contain the full and complete understanding of the parties and constitutes the entire agreement between the parties.  The captions of the sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.  This Agreement cancels and supersedes all prior and existing agreements, representations, promises, warranties (express or implied), or any other arrangements by Manufacturer and Distributor,  whether oral or written, relating  to the subject  matter hereof; and such prior agreements or arrangements  are hereby deemed terminated  by mutual consent of the parties; provided, however, Manufacturer and Distributor agree that the Sales Representative Agreement dated May 30, 2013 between the parties shall remain in full force and effect and shall not be terminated by this Agreement.  No amendment, modification or waiver of any part of this Agreement shall be deemed effective unless and until executed in writing by Manufacturer and Distributor.  If there is a foreign language translation of this Agreement, the English version shall be the governing language.

32.       ANTI-BRIBERY AND FEDERAL CORRUPT PRACTICES ACT

32.1

Distributor  shall fully comply  with the Foreign Corrupt  Practices  Act of 1977 ("FCPA"),  15

U.S.C. §§ 78dd 1, et seq., and all other applicable foreign and domestic anti-bribery laws.  Distributor verifies that it has not, and will not, directly or indirectly, pay, offer, or promise to pay (or authorize to pay or offer) any money or anything of value to a "foreign official" in connection with obtaining or retaining business or work for or with Manufacturer.   A "foreign  official" means any officer, employee, or agent of a foreign government, a public  international  organization,  or any department  or agency thereof,  or  any person  acting  in an official capacity.   Distributor acknowledges and understands that it shall comply fully with the anti-bribery provisions of the FCPA  and shall provide to Manufacturer  a certification  regarding  Distributor's  compliance  with the FCPA and all other applicable foreign and domestic anti-bribery laws.

32.2     Distributor  also agrees that  Manufacturer,  in its sole discretion,  shall be  able to review  any documents, including financial records, regarding any subject matter of this agreement in the event that Manufacturer decides to review Distributor's  compliance with the FCPA, or other applicable anti-bribery laws.

32.3    Should Distributor enter into any subcontract relating to the subject matter of this agreement, Distributor   shall   immediately:   (a)   notify   Manufacturer   of   the   subcontractor   agreement,   (b)   provide Manufacturer with any agreement(s) with the subcontractor, and (c) include in any of the subcontractor agreement(s) that the subcontractor agrees to comply with the above requirements concerning the FCPA and anti-bribery laws, and Manufacturer's right to conduct financial reviews.

33.

COUNTERPARTS

This Agreement may be executed simultaneously, in two or more counterparts, and may be delivered by electronic transmission by facsimile or in PDF, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS  WHEREOF, this Agreement has been executed by the duly authorized  officers of the parties below.

PolyBrite International, Inc.

LED Lighting Company

/s/ Carl Scianna

/s/ Kevin Kearney

  Signed: ______________________________________Signed: ___________________________________

Print Name:

Carl Scianna

Print Name:

Kevin Kearney

Title:

President & CEO

Title:

Chief Executive Officer

Corp. Address:

1751 W. Diehl Rd.

Corp. Address:

4000 Bridgeway, Suite 400

Suite 110

Sausalito, California 94965

Naperville, IL 60563